United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 25, 2022 (July 22, 2022)

Date of Report (Date of earliest event reported)

Abri SPAC I, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Main Street, #1009 Newark, Delaware	19711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 732-1021

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	ASPAU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	ASPA	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	ASPAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on January 27, 2022, Abri SPAC I, Inc., a Delaware corporation (“Abri”), Abri Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Abri (“Merger Sub”), Apifiny Group Inc., a Delaware corporation (“Apifiny”), Erez Simha solely in his capacity as representative, agent and attorney-in-fact of the Apifiny security holders, and Abri Ventures I, LLC (the “Sponsor”) (collectively, the “Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

On July 22, 2022, the Parties entered into a termination of merger letter agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the Parties agreed to mutually terminate the Merger Agreement, subject to the representations, warranties, conditions and covenants set forth in the Termination Agreement. In conjunction with the termination of the Merger Agreement, the Additional Agreements (as defined in the Merger Agreement) (including the Parent and Company Stockholder Support Agreements) have also been terminated in accordance with their respective terms as of July 22, 2022, the Termination Date.

The Termination Agreement contains mutual releases by all parties thereto, for all claims known and unknown, relating and arising out of, or relating to, among other things, the Merger Agreement, or the transactions contemplated by the Merger Agreement, subject to certain exceptions with respect to claims for indemnity or contribution.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Abri intends to seek a business combination with another operating company. As disclosed in the final prospectus relating to Abri’s initial public offering (“IPO”), filed on August 9, 2021 and subsequent filings with the Securities and Exchange Commission, if Abri has not consummated an initial business combination by August 9, 2022 (12 months after the consummation of the IPO), or up to February 9, 2023 (18 months after the consummation of the IPO if the time-period is extended, as described herein), Abri will be required to dissolve and liquidate. If Abri anticipates that it may not be able to consummate its initial business combination on or before August 9, 2022, Abri may, but is not obligated to, extend the period of time to consummate a business combination, for another two times by an additional three months each time through February 9, 2023 (for a total of up to 18 months to complete a business combination) pursuant to the terms of Abri’s Amended and Restated Certificate of Incorporation and the Investment Management Trust Agreement entered into between Abri and Continental Stock Transfer & Trust Company, the trustee.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Merger Agreement, the termination of all Additional Agreements (including the Parent and Company Stockholder Support Agreements) is incorporated by reference herein and made a part hereof.

Item 8.01 Other Events

Abri issued the press release filed herewith on July 25, 2022. The press release, attached as Exhibit 99.1, is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “would,” “will be” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. Abri does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Termination of Merger Letter Agreement, dated as of July 22, 2022, by and among Abri SPAC I, Inc., Abri Merger Sub, Inc., Abri Ventures I, LLC and Apifiny Group Inc.
99.1	Press Release dated July 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2022

ABRI SPAC I, INC.

By:	/s/ Jeffrey Tirman
Name:	Jeffrey Tirman
Title:	Chief Executive Officer

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